Exhibit 21.1
Subsidiaries of Aircastle Limited
As of February 28, 2026

	Name of Subsidiary	Jurisdiction
1.	ACS 2007-1 Limited	Bermuda
2.	ACS 2008-1 Limited	Bermuda
3.	Aircastle Advisor (International) Limited	Bermuda
4.	Aircastle Advisor (Ireland) Limited	Ireland
5.	Aircastle Advisor LLC	United States
6.	Aircastle Holding Corporation Limited	Bermuda
7.	Aircastle Limited	Bermuda
8.	Aircastle Funding (Ireland) Designated Activity Company	Ireland
9.	Aircastle Investment Holdings 3 Limited	Bermuda
10.	Aircastle (Ireland) Designated Activity Company	Ireland
11.	Aircraft MSN 1012 LLC	United States
12.	Aircraft MSN 1006 LLC	United States
13.	Aircraft MSN 1055 LLC	United States
14.	Aircraft MSN 1015 LLC	United States
15.	Aircraft MSN 1179 LLC	United States
16.	Aircraft MSN 1261 LLC	United States
17.	Aircraft MSN 1295 LLC	United States
18.	Aircraft MSN 1329 LLC	United States
19.	Aircraft MSN 1322 LLC	United States
20.	Aircraft MSN 1411 LLC	United States
21.	Aircraft MSN 1466 LLC	United States
22.	Aircraft MSN 1513 LLC	United States
23.	Aircraft MSN 1742 LLC	United States
24.	Aircraft MSN 1780 LLC	United States
25.	Aircraft MSN 19000575 LLC	United States
26.	Aircraft MSN 19000588 LLC	United States
27.	Aircraft MSN 19000484 LLC	United States
28.	Aircraft MSN 19000628 LLC	United States
29.	Aircraft MSN 19000609 LLC	United States
30.	Aircraft MSN 2104 LLC	United States
31.	Aircraft MSN 2220 LLC	United States
32.	Aircraft MSN 2956 LLC	United States
33.	Aircraft MSN 2928 LLC	United States
34.	Aircraft MSN 3117 LLC	United States
35.	Aircraft MSN 3182 LLC	United States
36.	Aircraft MSN 32457 LLC	United States
37.	Aircraft MSN 3209 LLC	United States
38.	Aircraft MSN 3223 LLC	United States
39.	Aircraft MSN 3291 LLC	United States
40.	Aircraft MSN 34409 LLC	United States
41.	Aircraft MSN 3421 LLC	United States
42.	Aircraft MSN 3486 LLC	United States
43.	Aircraft MSN 35093 LLC	United States
44.	Aircraft MSN 3524 LLC	United States
45.	Aircraft MSN 3582 LLC	United States
46.	Aircraft MSN 35233 LLC	United States
47.	Aircraft MSN 35237 LLC	United States
48.	Aircraft MSN 3673 LLC	United States
49.	Aircraft MSN 3637 LLC	United States
50.	Aircraft MSN 3628 LLC	United States
51.	Aircraft MSN 37742 LLC	United States
52.	Aircraft MSN 4126 LLC	United States
53.	Aircraft MSN 4968 LLC	United States

	Name of Subsidiary	Jurisdiction
54.	Aircraft MSN 5010 LLC	United States
55.	Aircraft MSN 5127 LLC	United States
56.	Aircraft MSN 5598 LLC	United States
57.	Aircraft MSN 5796 LLC	United States
58.	Aircraft MSN 6077 LLC	United States
59.	Aircraft MSN 7160 LLC	United States
60.	Aircraft MSN 7316 LLC	United States
61.	Aircraft MSN 7791 LLC	United States
62.	Aircraft MSN 997 LLC	United States
63.	Aircraft MSN 33212	United States
64.	Aircastle Singapore Pte. Limited	Singapore
65.	ALC A320 4694 LLC	United States
66.	Anfield Funding Limited	Bermuda
67.	AYR Delaware LLC	United States
68.	AYR Freighter LLC	United States
69.	AYR Ireland Holdco Limited	Ireland
70.	Blue Coast Aircraft Leasing (France) SARL	France
71.	Constitution Aircraft Leasing (Ireland) 1086 Limited	Ireland
72.	Constitution Aircraft Leasing (Ireland) 10 Limited	Ireland
73.	Constitution Aircraft Leasing (Ireland) 3 Limited	Ireland
74.	Constitution Aircraft Leasing (Ireland) 5 Limited	Ireland
75.	Constitution Aircraft Leasing (Ireland) 9 Limited	Ireland
76.	Dunvegan Aircraft Leasing (Ireland) Limited	Ireland
77.	Endeavor Aircraft Leasing (Sweden) AB	Unknown
78.	IBJ Air Leasing (Ireland) 1 Limited	Ireland
79.	IBJ Air Leasing (Ireland) 2 Limited	Ireland
80.	IBJ Air Leasing (US) Corp.	United States
81.	IBJ Air Leasing Limited	Bermuda
82.	Intrepid Aircraft Leasing (France) SARL	France
83.	Jakarta Aircraft Leasing (Ireland) Limited	Ireland
84.	Laputa Aircraft Holding 1 LLC	United States
85.	Momo Aircraft Leasing Limited	Bermuda
86.	Orchard Aviation 41522 (UK) Limited	United Kingdom
87.	Trojan Aircraft Leasing (France) SARL	France